Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-130294 on Form S-3 and Registration Statement Nos. 333-33270 and 333-143527 on Forms S-8 of our report dated March 7, 2008 relating to the financial statements of Fisher-Klosterman, Inc. as of and for the year ended December 31, 2007, which is included in this Current Report on Form 8-K/A of CECO Environmental Corp.

/s/ Mather & Co. CPAs, LLC
Louisville, Kentucky
May 5, 2008